Exhibit 5.1

February 27, 2015

LifePoint Hospitals, Inc.

330 Seven Springs Way

Brentwood, Tennessee 37027

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to LifePoint Hospitals, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 filed on the date hereof (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) by the Company and certain of its subsidiaries (the “Subsidiaries”).  The Registration Statement relates to the offer and sale, from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount of the following securities:  (i) common stock, par value $0.01 per share, of the Company (“Common Stock”); (ii) one or more classes or series of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”); (iii) one or more series of debt securities of the Company, consisting of debentures, notes and/or other evidences of indebtedness, which may be senior obligations (the “Senior Debt Securities”) or subordinated obligations (the “Subordinated Debt Securities”) to certain other obligations of the Company (collectively, “Debt Securities”); (iv) guarantees of the Debt Securities by one or more of the Subsidiaries (the “Guarantees”); and (v) warrants to purchase Securities (as hereinafter defined) of the Company (“Warrants,” and together with the Common Stock, Preferred Stock, Debt Securities and Guarantees, the “Securities”).

The Senior Debt Securities will be issued under a senior debt securities indenture in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (the “Senior Indenture”), proposed to be entered into between the Company and trustee (any such trustee, the “Senior Indenture Trustee”).  The Subordinated Debt Securities will be issued under a subordinated debt securities indenture in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (the “Subordinated Indenture”), proposed to be entered into between the Company and trustee (any such trustee, the “Subordinated Indenture Trustee”).  The Senior Indenture and the Subordinated Indenture are sometimes hereinafter referred to individually as an “Indenture” and collectively as the “Indentures.” The Warrants will be issued under a warrant agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a “Warrant Agreement”).

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined (i) the Registration Statement; (ii) the form of Senior Indenture; (iii) the form of Subordinated Indenture; (iv) the Certificate of Incorporation of the Company, as amended and currently in effect (the “Certificate of Incorporation”); (v) the By-Laws of the Company, as amended and currently in effect (the “By-laws”); (vi) the resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the Registration Statement (the “Board Resolutions”) and (vii) such certificates of public officials and certificates of officers of the Company, and the originals (or copies thereof, certified or otherwise identified to our satisfaction) of such corporate documents, records, agreements and instruments of the Company, and such other documents, records, agreements and instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.  In our examination, we have assumed the genuineness of signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies, or as retrieved from the Securities and Exchange Commission’s EDGAR database.  We have also relied, to the extent that we deem such reliance proper, upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established.

Our opinions set forth herein are limited to the laws of the State of New York and the General Corporation Law, Limited Liability Company Act and Revised Uniform Limited Partnership Act of the State of Delaware, and we do not express any opinion herein concerning any other laws. In making our examination of documents executed by parties other than the Company and the Delaware Guarantors, we have assumed that such parties had the power, corporate or other, to enter into and perform all their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. With respect to such matters in respect of the Non-Delaware Guarantors, we understand that there have been filed with the Commission as exhibits to the Registration Statement opinions of: (i) Waller Lansden Dortch & Davis, LLP, with respect to the Alabama, Florida, Tennessee and Texas Guarantors; (ii) Coppersmith Brockelman PLC, with respect to the Arizona Guarantors; (iii) Gordon & Rees, LLP with respect to the Colorado Guarantors; (iv) Bingham Greenebaum Doll LLP, with respect to the Indiana Guarantors; (v) Polsinelli PC, with respect to the Kansas Guarantors; (vi) Hancock, Daniel, Johnson & Nagle, P.C., with respect to the Kentucky, Mississippi, Virginia and West Virginia Guarantors; (vii) Taylor Porter Brooks & Phillips, L.L.P., with respect to the Louisiana Guarantors; (viii) Plunkett Cooney, P.C., with respect to the Michigan Guarantors; (ix) Gordon Silver LLP, with respect to the Nevada Guarantors; (x) Lewis Roca Rothgerber LLP, with respect to the New Mexico Guarantors; (xi) Stoel Rives LLP, with respect to the Oregon and Washington Guarantors; and (xii) Stradley Ronon Stevens & Young, LLP, with respect to the Pennsylvania Guarantors and have assumed that such Non-Delaware Guarantors had the power, corporate or other, to enter into and perform all their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, of such documents.

In our capacity as your counsel in connection with the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the Registration Statement and the authorization and issuance of the Securities.  For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable laws, in the manner presently proposed.

On the basis of the foregoing, and in reliance thereon, and subject to the additional limitations, qualifications and exceptions set forth herein, we are of the opinion that:

1.             With respect to any offering of Common Stock (the “Offered Common Stock”), the shares of the Offered Common Stock (including any Offered Common Stock duly issued upon conversion, exchange or exercise of any other Securities) will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

2.             With respect to any offering of any series of Preferred Stock (the “Offered Preferred Stock”), when the Certificate of Designation (as hereinafter defined) has been duly filed with the Secretary of State of the State of Delaware, the shares of the Offered Preferred Stock (including any Offered Preferred Stock duly issued upon conversion, exchange or exercise of any other Securities), will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

3.             With respect to any offering of any series of Debt Securities offered under the Senior Indenture or the Subordinated Indenture (the “Offered Debt Securities”), when a supplemental indenture in respect of such Offered Debt Securities has been duly executed and delivered by the parties thereto, the Offered Debt Securities (including any Offered Debt Securities duly issued upon conversion, exchange or exercise of any other Securities) will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.             With respect to any offering of any series of Guarantees (the “Offered Guarantees”), upon (i) establishment by the Board of Directors (or equivalent thereof) of the Guarantors (the “Guarantors”) of the terms, conditions and provisions of any Offered Guarantees to be issued by such Guarantors; and (ii) due authorization by the Guarantors of such Offered Guarantees, the Offered Guarantees will be duly authorized by the applicable Guarantors; and when the Offered Guarantees have been duly established by the Indentures and the Debt Securities to be guaranteed by the Offered Guarantees have been duly authenticated by the Senior Indenture Trustee and the Subordinated Indenture Trustee, respectively and duly executed and delivered by the Guarantor against payment therefor in accordance with the terms and provisions of the Indentures and as contemplated by the Registration Statement, the Offered Guarantees will constitute valid and binding obligations of the applicable Guarantors, enforceable against such Guarantors in accordance with their terms.

5.             With respect to any offering of any series of Warrants (the “Offered Warrants”), when the Warrant Agreement relating to the Offered Warrants, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein, has been duly executed and delivered as contemplated by the Board Resolutions or other action by the Board or a duly appointed committee thereof, the Offered Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Securities offered pursuant to the Registration Statement (collectively, the “Offered Securities”):  (i) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have duly established the terms of the Offered Securities and duly authorized and taken any other necessary corporate action to approve the issuance and sale of the Offered Securities and related matters (including without limitation with respect to Offered Preferred Stock, the execution, acknowledgment and filing of a Certificate of Designation (the “Certificate of Designation”) in accordance with the applicable provisions of the General Corporation Law of the State of Delaware) and such authorizations and actions have not been rescinded; (ii) the terms of the issuance and sale of the Offered Securities have been duly established in conformity with the Certificate of Incorporation, the By-Laws, Indenture or Warrant Agreement (collectively, the “Applicable Agreements”), and any other relevant agreement so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws (subject to the further assumption that the Certificate of Incorporation and the By-Laws have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the Offered Securities, and any certificates or receipts representing the interests in the relevant Offered Securities, have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and have been duly issued and sold in accordance with any relevant agreement (including, any Applicable Agreements), any underwriting agreement with respect to the Offered Securities or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement or any post-effective amendment thereto, and any Prospectus Supplement relating thereto; (iv) the Registration Statement (including all necessary post-effective amendments) will have been declared, or otherwise have become, effective under the Act and such effectiveness shall not have been terminated or rescinded; (v) an appropriate Prospectus Supplement will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Offered Securities offered thereby; (vi) the Offered Securities will be issued and sold in compliance with applicable Federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement and there will not have occurred any change in law affecting the validity of the opinions rendered herein; (vii) if the Offered Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto; and (viii) in the case of an Indenture, Warrant Agreement, Certificate of Designation or other agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

We also have assumed that (i) the Indentures will be duly authorized, executed and delivered by the Senior Indenture Trustee and the Subordinated Indenture Trustee, as applicable, and that any Debt Securities that may be issued will be authenticated by duly authorized officers of the Senior Indenture Trustee or the Subordinated Indenture Trustee, as the case may be; and (ii) any Warrant Agreements will be duly authorized, executed, delivered and duly signed by the applicable parties thereto other than the Company.  We have also assumed that the Indentures are the valid and legally binding obligations of the Senior Indenture Trustee and Subordinated Indenture Trustee.

Any opinion set forth herein as to enforceability of obligations of the Company and the Guarantors is subject to:  (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court before which any proceedings therefore may be brought (such principles of equity are of general application, and in applying such principles, a court might include a covenant of good faith and fair dealing and apply concepts of reasonableness and materiality); (ii) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars; (iii) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.  Rights to indemnification and contribution may also be limited by Federal and state securities laws.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

The opinions set forth in this letter are effective as of the date hereof. We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention. We express no opinions other than as herein expressly set forth, and no opinion may be inferred or implied beyond that expressly stated herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus forming part of the

Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ White & Case LLP

MR:PM:JC

Schedule I

America Management Companies, LLC	Delaware
AMG-Crockett, LLC	Delaware
AMG-Hillside, LLC	Delaware
AMG-Livingston, LLC	Delaware
AMG-Logan, LLC	Delaware
AMG-Southern Tennessee, LLC	Delaware
AMG-Trinity, LLC	Delaware
Andalusia Physician Practices, LLC	Delaware
Ashland Physician Services, LLC	Delaware
Ashley Valley Medical Center, LLC	Delaware
Ashley Valley Physicians Practice, LLC	Delaware
Athens Physicians Practice, LLC	Delaware
Athens Regional Medical Center, LLC	Delaware
Athens Surgery Center Partner	Delaware
Barrow Medical Center, LLC	Delaware
Bartow General Partner, LLC	Delaware
Bartow Memorial Limited Partner, LLC	Delaware
Bell JV, LLC	Delaware
Bolivar Physician Practices, LLC	Delaware
Bourbon Community Hospital, LLC	Delaware
Bourbon Physician Practice, LLC	Delaware
Castleview Hospital, LLC	Delaware
Castleview Medical, LLC	Delaware
Castleview Physician Practice, LLC	Delaware
Clark Regional Physician Practices, LLC	Delaware
Clinch Professional Physician Services, LLC	Delaware
Colorado Plains Physician Practices, LLC	Delaware
Community Medical, LLC	Delaware
Community-Based Services, LLC	Delaware
Crockett Hospital, LLC	Delaware
Crockett PHO, LLC	Delaware
Danville Diagnostic Imaging Center, LLC	Delaware
Danville Physician Practices, LLC	Delaware
Danville Regional Medical Center, LLC	Delaware
Danville Regional Medical Center School of Health Professions, LLC	Delaware
DLP Partner, LLC	Delaware
DLP Partner Conemaugh, LLC	Delaware
DLP Partner Marquette, LLC	Delaware
DLP Partner MedWest, LLC	Delaware
DLP Partner Twin County, LLC	Delaware
DLP Partner Wilson Rutherford, LLC	Delaware
Fauquier Partner, LLC	Delaware
Georgetown Community Hospital, LLC	Delaware
Georgetown Rehabilitation, LLC	Delaware
Guyan Valley Hospital, LLC	Delaware
Halstead Hospital, LLC	Delaware
HCK Logan Memorial, LLC	Delaware

HDP Andalusia, LLC	Delaware
HDP Georgetown, LLC	Delaware
Hillside Hospital, LLC	Delaware
Historic LifePoint Hospitals, Inc.	Delaware
HRMC, LLC	Delaware
HST Physician Practice, LLC	Delaware
HTI Georgetown, LLC	Delaware
HTI PineLake, LLC	Delaware
HSC Manager, LLC	Delaware
HSCGP, LLC	Delaware
Integrated Physician Services, LLC	Delaware
Kentucky Hospital, LLC	Delaware
Kentucky Medserv, LLC	Delaware
Kentucky MSO, LLC	Delaware
Lake Cumberland Cardiology Associates, LLC	Delaware
Lake Cumberland Physician Practices, LLC	Delaware
Lake Cumberland Regional Hospital, LLC	Delaware
Lake Cumberland Regional Physician Hospital Organization, LLC	Delaware
Lakeland Community Hospital, LLC	Delaware
Lakeland Physician Practices, LLC	Delaware
Lamar Surgery Center, LP	Delaware
Lander Valley Physician Practices, LLC	Delaware
Las Cruces Cardiology Group, LLC	Delaware
Las Cruces Endoscopy Partner, LLC	Delaware
Las Cruces Physician Practices, LLC	Delaware
LCMC MRI, LLC	Delaware
LCMC PET, LLC	Delaware
LHSC, LLC	Delaware
LifePoint Acquisition Corp.	Delaware
LifePoint Asset Management Company, Inc.	Delaware
LifePoint Billing Services, LLC	Delaware
LifePoint Corporate Services, General Partnership	Delaware
LifePoint CSLP, LLC	Delaware
LifePoint Holdings 2, LLC	Delaware
LifePoint Hospitals Holdings, Inc.	Delaware
LifePoint of GAGP, LLC	Delaware
LifePoint of Georgia, Limited Partnership	Delaware
LifePoint of Kentucky, LLC	Delaware
LifePoint of Lake Cumberland, LLC	Delaware
Lifepoint PSO, LLC	Delaware
LifePoint RC, Inc.	Delaware
LifePoint VA Holdings, Inc.	Delaware
LifePoint WV Holdings, Inc.	Delaware
Livingston Regional Hospital, LLC	Delaware
Logan General Hospital, LLC	Delaware
Logan Healthcare Partner, LLC	Delaware
Logan Medical, LLC	Delaware
Logan Memorial Hospital, LLC	Delaware

Logan Physician Practice, LLC	Delaware
Los Alamos Physician Practices, LLC	Delaware
Martinsville Physician Practices, LLC	Delaware
Meadowview Physician Practice, LLC	Delaware
Meadowview Regional Medical Center, LLC	Delaware
Meadowview Rights, LLC	Delaware
Memorial Prompt Care, LLC	Delaware
Mercy Physician Practices, LLC	Delaware
Minden Physician Practices, LLC	Delaware
Nason Medical Center, LLC	Delaware
Nason Physician Practices, LLC	Delaware
Northeastern Nevada Physician Practices, LLC	Delaware
Northwest Medical Center — Winfield, LLC	Delaware
Norton Partner, LLC	Delaware
NWMC — Winfield Anesthesia Physicians, LLC	Delaware
NWMC — Winfield Hospitalist Physicians, LLC	Delaware
NWMC — Winfield Physician Practices, LLC	Delaware
OmniPoint Surgical Associates, LLC	Delaware
Opelousas Imaging Center Partner, LLC	Delaware
Opelousas PET/CT Imaging Center, LLC	Delaware
PHC Hospitals, LLC	Delaware
PHC-Selma, LLC	Delaware
Piedmont Partners, LLC	Delaware
PineLake Physician Practice, LLC	Delaware
PineLake Regional Hospital, LLC	Delaware
Poitras Practice, LLC	Delaware
Portage Partner, LLC	Delaware
PRHC-Alabama, LLC	Delaware
Principal Knox, L.L.C.	Delaware
Principal Knox, L.P.	Delaware
Province Healthcare Company	Delaware
Putnam Ambulatory Surgery Center, LLC	Delaware
Putnam Community Medical Center, LLC	Delaware
Putnam Physician Practices, LLC	Delaware
R. Kendall Brown Practice, LLC	Delaware
River Parishes Holdings, LLC	Delaware
River Parishes Hospital, LLC	Delaware
River Parishes Partner, LLC	Delaware
River Parishes Physician Practices, LLC	Delaware
Riverton Memorial Hospital, LLC	Delaware
Riverton Oncology Practice, LLC	Delaware
Riverton Physician Practices, LLC	Delaware
Riverview Medical Center, LLC	Delaware
Riverview Physician Practices, LLC	Delaware
Russellville Hospital, LLC	Delaware
Russellville Physician Practices, LLC	Delaware

Select Healthcare, LLC	Delaware
Selma Diagnostic Imaging, LLC	Delaware
Siletchnik Practice, LLC	Delaware
Smith County Memorial Hospital, LLC	Delaware
Somerset Surgery Partner, LLC	Delaware
Southern Tennessee EMS, LLC	Delaware
Southern Tennessee Medical Center, LLC	Delaware
Southern Tennessee PHO, LLC	Delaware
Spring View Hospital, LLC	Delaware
Spring View Physician Practices, LLC	Delaware
Springhill Medical Center, LLC	Delaware
Starke Physician Practices, LLC	Delaware
Sumner Physician Practices, LLC	Delaware
Sumner Real Estate Holdings, LLC	Delaware
Sumner Regional Medical Center, LLC	Delaware
The MRI Center of Northwest Alabama, LLC	Delaware
THM Physician Practice, LLC	Delaware
Trousdale Medical Center, LLC	Delaware
Trousdale Physician Practices, LLC	Delaware
Two Rivers Physician Practices, LLC	Delaware
Valley View Physician Practices, LLC	Delaware
Vaughan Physician Practices, LLC	Delaware
Ville Platte Medical Center, LLC	Delaware
Western Plains Physician Practices, LLC	Delaware
Western Plains Regional Hospital, LLC	Delaware
Woodford Hospital, LLC	Delaware
Wythe County Community Hospital, LLC	Delaware
Wythe County Physician Practices, LLC	Delaware

Schedule II

Acquisition Bell Hospital, LLC	Michigan
Bartow Healthcare System, Ltd.	Florida
Bell Physician Practices, Inc.	Michigan
Brim Hospitals, Inc.	Oregon
Buffalo Trace Radiation Oncology Associates, LLC	Kentucky
Care Health Company, Inc.	Washington
Clinch Valley Medical Center, Inc.	Virginia
Clinch Valley Physicians Associates, LLC	Virginia
Clinch Valley Pulmonology, LLC	Virginia
Clinch Valley Urology, LLC	Virginia
Community Hospital of Andalusia, Inc.	Alabama
Dodge City Healthcare Group, LLC	Kansas
Dodge City Healthcare Partner, Inc.	Kansas
Kansas Healthcare Management Company, Inc.	Kansas
Kansas Healthcare Management Services, LLC	Kansas
Kentucky Physician Services, Inc.	Kentucky
LifePoint Medical Group — Hillside, Inc.	Tennessee
Memorial Hospital of Martinsville & Henry County Ambulatory Surgery Center, LLC	Virginia
Mexia Principal Healthcare Limited Partnership	Texas
Mexia-Principal, Inc.	Texas
Orthopedics of Southwest Virginia, LLC	Virginia
Palestine Principal Healthcare Limited Partnership	Texas
Palestine-Principal G.P., Inc.	Texas
PHC-Ashland, L.P.	Pennsylvania
PHC-Aviation, Inc.	Tennessee
PHC-Belle Glade, Inc.	Florida
PHC-Charlestown, L.P.	Indiana
PHC-Cleveland, Inc.	Mississippi
PHC-Doctors’ Hospital, Inc.	Louisiana
PHC-Elko, Inc.	Nevada
PHC-Fort Mohave, Inc.	Arizona
PHC-Fort Morgan, Inc.	Colorado
PHC-Indiana, Inc.	Indiana
PHC-Knox, Inc.	Nevada
PHC-Lake Havasu, Inc.	Arizona
PHC-Lakewood, Inc.	Louisiana
PHC-Las Cruces, Inc.	New Mexico
PHC-Los Alamos, Inc.	New Mexico
PHC-Louisiana, Inc.	Louisiana
PHC-Martinsville, Inc.	Virginia
PHC-Minden G.P., Inc.	Louisiana

PHC-Minden, L.P.	Louisiana
PHC-Morgan City, L.P.	Louisiana
PHC-Morgan Lake, Inc.	Louisiana
PHC-Opelousas, L.P.	Louisiana
PHC-Palestine, Inc.	Nevada
PHC-Tennessee, Inc.	Tennessee
PRHC-Ennis G.P., Inc.	Texas
PRHC-Ennis, L.P.	Texas
Principal Hospital Company of Nevada, Inc.	Nevada
Principal-Needles, Inc.	Tennessee
Raleigh General Hospital, LLC	West Virginia
SST Community Health, L.L.C.	Tennessee
Texas Specialty Physicians	Texas
West Virginia Management Services Organization, Inc.	West Virginia
Zone, Incorporated	West Virginia